UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment Number Two)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020 (June 16, 2020)

CoJax Oil and Gas Corporation

(Exact name of registrant as specified in its charter)

Virginia	333-232845	46-1892622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Jeffrey J. Guzy, Chief Executive Officer

CoJax Oil and Gas Corporation

3033 Wilson Boulevard, Suite E-605

Arlington, Virginia 22201

(703) 216-8606

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging Growth Company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None N/A N/A

EXPLANATORY NOTE

This Current Report on Form 8-K/A Amendment Number Two (“Amended Form 8-K”) is filed by CoJax Oil and Gas Corporation, a Virginia corporation, (“Company”) for the sole purpose of making the corrections set forth below to  the Current Report on Form 8-K filed by Company with the Commission on June 22, 2020 (“Original Form 8-K”), which errors were inadvertent typographical errors.

Correction 1. Item 1.01 and Item 3.02 of the Original Form 8-K:  The number of shares of Company Common Stock, $0.01par value per share, (“Common Stock”) issuable under, and subject to the satisfaction of the conditions to closing of, the Acquisition Agreement between Company and Barrister Energy, LLC (“Acquisition Agreement”) in the exchange of shares of Common Stock for all of Barrister Energy, LLC’s issued membership interests is Three Million Six Hundred Fifty Thousand (3,650,000), not Seven Million Five Hundred Thousand (7,500,000) as stated in the Original Form 8-K.  The errors were an inadvertent typographical error.  Further, the consideration issuable under the Acquisition Agreement is subject to customary adjustments.

Further, the revised anticipated closing date for the Acquisition Agreement and exchange of shares of Common Stock for Barrister membership interests is on or before August 7, 2020.

Correction 2. For Item 5.01 of the Original Form 8-K, the table showing projected ownership of shares of Common Stock by Members of Barrister Energy, LLC upon, and assuming consummation of the exchange under, the Acquisition Agreement had transposed two numbers under the column entitled “Ownership of Shares of CoJax Common Stock after consummation of Exchange” for Roger McLeod.  The corrected table, which also includes a total for number of shares of Common Stock issuable and a total for total ownership of shares of Common Stock to be owned by Barrister Energy, LLC members upon, and assuming, consummation of the Acquisition Agreement, is set forth below.

Name of Person or Entity	Ownership of Shares of CoJax Common Stock owned prior to Exchange	Shares of CoJax Common Stock Issued in Exchange	Ownership of Shares of CoJax Common Stock after consummation of Exchange	Percentage of Issued and Outstanding of CoJax Common Stock before Exchange	Percentage of Issued and Outstanding Shares of CoJax Common Stock after consummation of Exchange
Andrew S. Cardell	-	182,500	182,500	0%	5.00%
Jeffrey Delancey	-	304,045	304,045	0%	8.33%
Lamar Resources, LLC	-	243,455	243,455	0%	6.67%
Roger McLeod	-	2,920,000	2,920,000	0%	80.00%
Jeffrey Guzy	1	0	1	100%	Less than 1%

Correction 3:  The risk factor in Item 1A Risk Factors of the original Form 8-K is restated below to accurately reflect the Company’s election to take advantage of reduced or delayed disclosure obligations under the JOBS Act.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors. We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this filing, our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares of common stock held by non-affiliates exceeds $700 million or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31st, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would no longer be an emerging growth company immediately. We cannot predict if investors will find our shares of common stock less attractive because we may rely on these exemptions. If some investors find our shares of common stock less attractive as a result, there may be a less active trading market for our shares of common stock and our share price may be more volatile. Under the JOBS Act, emerging growth companies also can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of reduced and delayed disclosure obligations afforded emerging growth companies.

Correction 4.   The Original Form 8-K as displayed on SEC EDGAR system had distorted text from an error in EDGAR transmission for subsections (2) through (11) of Item 1.01.  The distorted text, without any changes, is set forth below:

(2) Rescission Rights of CoJax:  CoJax will have the right to rescind the Exchange prior to the expiration of Rescission Period (as defined above) upon the occurrence of any of the following:  (a) any Member files a petition for protection from creditors under any chapter of the U.S. Bankruptcy Code, and that petition is not withdrawn within sixty (60) days, a receiver or other liquidating officer is appointed for substantially all of the assets or business of a Member,  (b) or if Barrister makes an assignment for the benefit of creditors of all or substantially all of its operating assets; or (c) if CoJax does not acquire 100% of Membership Interests of Barrister in the Exchange at the closing of the Agreement.

(3) Assumption of Assumed Debt.  If the Exchange is rescinded by Company or Members under the Agreement, then Barrister is required to assume the unpaid balance of the Assumed Debt from the Company and to do so concurrently with the rescission of the Exchange.   The Assumed Debt resulted from Barrister purchasing its current oil and gas exploration and production rights and related operating assets from Central Operating, LLC, a Mississippi limited liability company, under a June 1, 2019 Purchase and Sale Agreement, which agreement is filed as an exhibit to this Form 8-K as Exhibit 2.2 (“2019 Purchase Agreement”).

(4) Dispute Resolution. Except for a dispute, claim, cause of action or controversy arising out of or relating to or based on Barrister not reassuming the Assumed Debt upon a timely rescission of the Exchange by Barrister Members, any other dispute, claim, cause of action or controversy arising out of or relating to or based on the rescission of the Exchange and related provisions of this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of the agreement to arbitrate, shall be determined by mandatory arbitration in Jackson, Mississippi before one (1) arbitrator. The JAMS Optional Arbitration Appeal Procedure will be used in any arbitration.  CoJax may enforce Barrister’s obligation to re-assume the Assumed Debts if and upon Barrister Members timely rescinding the Exchange by injunctive action.

(5) Indemnification.  The Agreement contains customary representations and warranties and covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability. Specifically, The Agreement has mutual indemnification provisions covering breach of Agreement and inaccuracies in representations and warranties.  Barrister Members also indemnify CoJax and its affiliates for any criminal act, violation of securities laws, fraud, or gross negligence by indemnifying Member and Barrister indemnifies CoJax and its affiliates for certain taxes due as of the closing of the Exchange.  Indemnification liability for parties to the Agreement is capped at $100,000.

(6) Costs. All costs incurred in connection with the Exchange and Agreement shall be paid by the party incurring such cost or expense. No party will pay or be liable for or owe any break-up fee or termination fee to any of the other parties in the event that the Agreement is terminated in accordance with its terms and conditions prior to or after consummation of the Exchange or the Exchange is rescinded in accordance with the terms and conditions of the Agreement.

(7) Brokers. No broker’s fees or finder’s fees were paid or owed by CoJax in connection with the Exchange or Agreement.

(8) Governing Law. The Agreement is governed by the laws of the State of Mississippi.

(9) Restricted Shares. CoJax Shares are “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (“Securities Act”) and under applicable state securities laws and regulations.  Each of the Barrister Members receiving the CoJax Shares in the Exchange will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the CoJax Shares in any manner which would violate any federal or applicable state securities laws or regulations or eliminate the availability to CoJax of its exemption from registration requirements, which exemption is relied upon by CoJax for issuance of CoJax Shares in the Exchange.

(10) Warranties. The Agreement contains customary representations and warranties. The representations, warranties, and covenants of each party set forth in the Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors in CoJax should not rely on them as statements of fact.

(11) Registration Rights.  CoJax has not agreed to register under the Securities Act the resale of the CoJax Shares issued in the Exchange. CoJax Common Stock, including CoJax Shares, is not yet qualified for resales under Rule 144 of the Securities Act.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoJax Oil and Gas Corporation

By: /s/Jeffrey J. Guzy

Jeffrey Guzy, Chief Executive Officer

Date: July 27, 2020